Exhibit 99.1

Mrs. Fields Famous Brands, LLC

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed financial statements present financial information to give effect of the sale of PTF, LLC (“PTF”), formerly Pretzel Time Franchising, LLC and PMC, LLC, formerly Pretzelmaker Franchising, LLC (collectively with PTF, “Pretzels) on August 7, 2007 and the sale of GACCF, LLC (“GACCF”), formerly Great American Cookie Company Franchising, LLC and GAMAN, LLC, formerly Great American Manufacturing, LLC (collectively with GACCF, “GAC”) to be accounted in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements, adjusted to give effect to the dispositions of Pretzels and GAC in accordance with the underlying terms of the respective Asset Purchase Agreements thereto related to the sales. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of GAC occurred on December 29, 2007.  The unaudited pro forma condensed consolidated statements of operations for fiscal years 2005, 2006 and 2007 present the consolidated results of continuing operations of Mrs. Fields Famous Brands, LLC (the “Company”), assuming the sales occurred as of January 1, 2005.  The unaudited pro forma condensed consolidated financial statements do not assume the use of any proceeds from the sale of Pretzels and GAC to invest in the Company, purchase a similar asset or reduce outstanding debt.

Management believes that the assumptions used to derive the unaudited pro forma condensed consolidated financial statements are reasonable under the circumstances and given the information available. Such pro forma financial data has been provided for informational purposes and is not necessarily indicative of the Company’s financial condition or results of operations that actually would have been attained had the transaction occurred at the dates indicated, and is not necessarily indicative of the Company’s financial position or results of operations that will be achieved in the future. As a result of the sales the historical operations of GAC/Pretzels will be shown as discontinued operations in the Company’s future consolidated financial statements beginning with the Form 10-Q for the first quarter of 2008 .  In addition, these unaudited pro forma financial statements have been presented on a basis to eliminate the effects of reporting discontinued operations.  The unaudited pro forma condensed consolidated financial statements together with the notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto, which can be found in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, filed with the Securities and Exchange Commission on March 28, 2008.

MRS. FIELDS FAMOUS BRANDS, LLC

PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 29, 2007

(Unaudited)

(Dollars in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS:
Cash and cash equivalents	$11,425	$—		$11,425
Restricted cash	19,965	81,853	(1)	101,818
Marketable securities available-for-sale	2,489	—		2,489
Receivables, net of allowance for doubtful accounts	7,954	—		7,954
Amounts due from affiliates	56	—		56
Inventories, net	3,659	(1,370	)(2)	2,289
Prepaid expenses and other	900	—		900
Deferred tax asset	710	—		710
Total current assets	47,158	80,483		127,641

Property and equipment, net	6,339	(738	)(2)	5,601
Goodwill	50,274	(41,072	)(3)	9,202
Trademarks and other intangible assets, net	8,347	—		8,347
Deferred loan costs, net of accumulated amortization	4,917	—		4,917
Deferred tax asset	760	—		760
Other assets	3,003	3,837	(5)	6,840
Total assets	$120,798	$42,510		$163,308

LIABILITIES AND MEMBER’S DEFICIT:
Accounts payable	$5,989	$—		5,989
Accrued liabilities	13,966	—		13,966
Amounts due to affiliates	7,610	2,800	(4)	10,410
Current portion of capital lease obligations	87	—		87
Current portion of deferred revenues	807	—		807
Total current liabilities	28,459	2,800		31,259
Long-term debt	195,747	—		195,747
Capital lease obligations, net of current portion	324	—		324
Deferred revenues, net of current portion	433	—		433
Other liabilities	1,066	—		1,066
Total liabilities	226,029	2,800		228,829
Commitments and Contingencies
Member’s deficit	(104,907)	39,710	(6)	(65,197)
Accumulated other comprehensive loss	(324)	—		(324)
Total member’s deficit	(105,231)	39,710		(65,521)
Total liabilities and member’s deficit	$120,798	$42,510		$163,308

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

MRS. FIELDS FAMOUS BRANDS, LLC

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Dollars in thousands)

	For The Fiscal Year Ended December 29, 2007
	As Reported	Pro Forma Adjustments		Pro Forma
REVENUES:
Mrs. Fields	$59,344	$—		$59,344
GAC/Pretzels	28,891	(28,891	)(7)	—
Dairy	9,743	—		9,743
Other	90	(90	)(7)	—
Total revenues	98,068	(28,981)		69,087

OPERATING COSTS AND EXPENSES:
Mrs. Fields	48,737	—		48,737
GAC/Pretzels	14,655	(14,655	)(7)	—
Dairy	5,909	—		5,909
General and administrative	10,721	—		10,721
Depreciation	2,166	(142	)(7)	2,024
Amortization	2,499	—		2,499
Gain on sale of intangible assets	(12,222)	12,222	(8)	—
Gain on sale of land held for sale	(128)	—		(128)
Other, net	(3)	—		(3)
Total operating costs and expenses	72,334	(2,575)		69,759
Income (loss) from operations	25,734	(26,406)		(672)
Interest expense, net	(21,047)	—		(21,047)
Income (loss) before income tax provision (benefit)	4,687	(26,406)		(21,719)
Income tax provision (benefit)	6,393	(11,683	)(7)	(5,290)
Net loss	$(1,706)	$(14,723)		$(16,429)

COMPREHENSIVE LOSS:
Net loss	$(1,706)	$(14,723)		$(16,429)
Other comprehensive loss:
Unrealized loss on marketable securities available-for-sale, net of income tax	(160)	—		(160)
Foreign currency translation adjustment	(14)	—		(14)
Comprehensive loss	$(1,880)	$(14,723)		$(16,603)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

	For The Fiscal Year Ended December 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma
REVENUES:
Mrs. Fields	$52,029	$—		$52,029
GAC/Pretzels	31,832	(31,832	)(7)	—
Dairy	12,727	—		12,727
Total revenues	96,588	(31,832)		64,756

OPERATING COSTS AND EXPENSES:
Mrs. Fields	47,650	—		47,650
GAC/Pretzels	15,006	(15,006	)(7)	—
Dairy	6,429	—		6,429
General and administrative	11,803	—		11,803
Depreciation	2,442	(243	)(7)	2,199
Amortization	2,111	—		2,111
Impairment of goodwill	14,568	—		14,568
Total operating costs and expenses	100,009	(15,249)		84,760
Loss from operations	(3,421)	(16,583)		(20,004)
Interest expense, net	(20,892)	—		(20,892)
Other expense	(28)	—		(28)
Loss before income tax benefit	(24,341)	(16,583)		(40,924)
Income tax benefit	(2,413)	(7,834	)(7)	(10,247)
Net loss	$(21,928)	$(8,749)		$(30,677)

COMPREHENSIVE LOSS:
Net loss	$(21,928)	$(8,749)		$(30,677)
Other comprehensive loss:
Foreign currency translation adjustment	(1)	—		(1)
Comprehensive loss	$(21,929)	$(8,749)		$(30,678)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

	For The Fiscal Year Ended December 31, 2005
	As Reported	Pro Forma Adjustments		Pro Forma
REVENUES:
Mrs. Fields	$43,658	$—		$43,658
GAC/Pretzels	29,711	(29,711	)(7)	—
Dairy	14,583	—		14,583
Total revenues	87,952	(29,711)		58,241

OPERATING COSTS AND EXPENSES:
Mrs. Fields	32,597			32,597
GAC/Pretzels	14,283	(14,283	)(7)	—
Dairy	4,577	—		4,577
General and administrative	8,585			8,585
Depreciation	1,145	(288	)(7)	857
Amortization	2,831	—		2,831
Impairment of goodwill	43,707	—		43,707
Total operating costs and expenses	107,725	(14,571)		93,154
Loss from operations	(19,773)	(15,140)		(34,913)
Interest expense, net	(20,943)	—		(20,943)
Loss before income tax benefit	(40,716)	(15,140)		(55,856)
Income tax benefit	(2,808)	(5,797	)(7)	(8,605)
Net loss	$(37,908)	$(9,343)		$(47,251)

COMPREHENSIVE LOSS:
Net loss	$(37,908)	$(9,343)		$(47,251)
Other comprehensive loss:
Foreign currency translation adjustment	(13)	—		(13)
Comprehensive loss	$(37,921)	$(9,343)		$(47,264)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Mrs. Fields Famous Brands, LLC

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 7, 2007 Mrs. Fields Famous Brands, LLC (the “Company”) and its wholly owned subsidiaries, PTF, LLC (“PTF”), formerly Pretzel Time Franchising, LLC and PMC, LLC, formerly Pretzelmaker Franchising, LLC (collectively with PTF, “Pretzels), completed a sale of certain assets, consisting primarily of identifiable intangible assets of Pretzels, to NexCen Brands, Inc. (“NexCen Brands”), through its wholly owned subsidiary, NexCen Asset Acquisition, LLC (collectively with NexCen Brands, “NexCen”) for $29.3 million, consisting of $22.0 million in cash and 997,671 shares of NexCen Brands common stock valued at $7.35 per share on the date of the sale.  The net proceeds of the sale, taking into effect the 25 percent discount for the restricted stock (based on the restrictions for the transfer of the stock), totaled $26.1 million (net of $1.4 million of direct costs of the sale) and resulted in a gain on sale totaling $12.2 million.

On January 29, 2008, the Company and its wholly owned subsidiaries, GACCF, LLC, formerly Great American Cookie Company Franchising, LLC (“GACCF”) and GAMAN, LLC, formerly Great American Manufacturing, LLC (collectively with GACCF, “GAC”) completed the sale of substantially all of the assets of GAC to NexCen for $93.6 million, which consisted of $89.0 million in cash and 1,099,290 shares of NexCen Brands common stock valued at $4.23 per share.  The accompanying unaudited pro forma condensed consolidated financial statements do not assume the use of any proceeds from the sale of GAC to invest in the Company, purchase similar assets or reduce long-term debt.

The unaudited pro forma condensed balance sheet presented herein assumes the GAC business unit sale occurred as of December 29, 2007.  The unaudited pro forma condensed consolidated statements of operations are presented if the sale occurred as of January 1, 2005.  Such pro forma information is based on the consolidated historical audited balance of the Company.

1.

The pro forma adjustments to increase restricted cash represents the purchase price of $93.6 million, less $4.7 million NexCen Brands common stock, $6.7 million payment the Company paid to certain GACCF’s franchisees in satisfaction of rights that they held in connection with the sale of the GAC franchise system, and other closing costs of $300,000.

2.	The pro forma adjustments to assets, which includes inventory and property and equipment, reflects the disposition of these assets in connection with the sale of GAC.

3.	The pro forma adjustment represents goodwill that was associated with the GAC/Pretzels reporting unit was removed as a result of the sale of GAC.

4.	The pro forma adjustment represents $2.8 million income tax payable to affiliate associated with the gain on sale of GAC.

5.	The pro forma adjustment to other assets represents the 1,099,290 shares of NexCen Brands common stock received in connection with the sale of GAC.

6.

The estimated after-tax gain of approximately $39.7 million is reflected as an adjustment to member’s deficit.  The after-tax gain includes the tax impact described in note (4).  This estimate is based on the historical information as of December 29, 2007.  Actual adjustments may differ from the information presented.

7.	The pro forma adjustments represent the discontinued operations of GAC/Pretzels.

8.	The adjustment to gain on sale of intangible assets represents the gain the Company recognized on the sale of Pretzels on August 7, 2007.